UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 7, 2010

Atlas Air Worldwide Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25732	13-4146982
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2000 Westchester Avenue, Purchase, New York		10577
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-701-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jason Grant, Senior Vice President and Chief Financial Officer of the Company, has notified the Company of his intent to resign on June 18, 2010 to pursue a new opportunity.

Spencer Schwartz, currently Vice President and Controller of the Company, will succeed Mr. Grant as Senior Vice President and Chief Financial Officer. His appointment is effective as of June 18, 2010.

Mr. Schwartz, age 43, joined the Company in November 2008 as Vice President and Controller. Prior thereto, he was employed for over 12 years by MasterCard Incorporated, where he served as Vice President of Taxation; Senior Vice President, Corporate Controller and Chief Accounting Officer; Senior Vice President and Business Financial Officer; and Group Head of Global Risk management. Prior to joining MasterCard, Mr. Schwartz held various financial positions of increasing responsibility with Price Waterhouse LLP (now PricewaterhouseCoopers LLP) and Carl Zeiss, Inc. Mr. Schwartz earned a Bachelors degree in Accounting from The Pennsylvania State University and a Masters degree in Business Administration from New York University's Leonard N. Stern School of Business. He is a certified public accountant.

In connection with his election as Senior Vice President and Chief Financial Officer, Mr. Schwartz’s annual base salary was increased from $250,000 to a rate of $350,000, subject to annual review. He also received 7,234 additional time-vesting restricted stock units and 7,234 additional performance share units (at target), consistent with awards granted earlier in the year to other Senior Vice Presidents of the Company.

No arrangement or understanding exists between Mr. Schwartz and any other person pursuant to which Mr. Schwartz was selected as an officer of the Company. There is no family relationship between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company and Mr. Schwartz. Mr. Schwartz is not a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) such Act or any company registered as an investment company under the Investment Company Act of 1940. In addition, since the beginning of the Company’s last fiscal year, there has been no transaction (or series of transactions), and there is no currently proposed transaction (or series of transactions), to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Schwartz or any member of his immediate family had or will have a direct or indirect material interest.

Mr. Schwartz owns beneficially an aggregate of 2,538 shares of the Company’s Common Stock.

On June 9, 2010, the Company issued a press release relating to the above matters. A copy of that press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

99 - Atlas Air Worldwide Holdings, Inc. press release dated June 9, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Air Worldwide Holdings, Inc.

June 9, 2010	By:	/s/ Adam R. Kokas

Name: Adam R. Kokas
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99	Atlas Air Worldwide Holdings, Inc. press release dated June 9, 2010.